Exhibit 99.1

NEWS RELEASE

CONTACT:
Gary S. Maier
(310) 972-5124

MOTORCAR PARTS OF AMERICA REPORTS FISCAL 2021
FIRST QUARTER

-- Monthly Sequential Sales Increases Following Extremely Weak April --

LOS ANGELES, CA – August 10, 2020 – Motorcar Parts of America, Inc. (Nasdaq: MPAA) today reported results for its fiscal 2021 first quarter ended June 30, 2020 -- reflecting the impact of industry softness in April with subsequent month-over-month increases in sales for the quarter, and extending into July.

Net sales for the fiscal 2021 first quarter were $95.4 million compared with $109.1 million for the same period a year earlier.

Net loss for the fiscal 2021 first quarter was $3.0 million, or $0.16 per share, compared with a net loss of $6.2 million, or $0.33 per share, a year ago. Results for the fiscal 2021 first quarter were impacted by expenses of approximately $9.8 million consisting primarily of non-cash expenses totaling $3.7 million for revaluation of cores on customer’s shelves, core buy-back premium amortization, and share-based compensation, transition expenses of $3.6 million related to the expansion of the company’s footprint in Mexico, and COVID-related expenses of $2.3 million further explained below.  These expenses were partially offset by $4.8 million of gains in connection with the re-measurement of the company’s Mexico lease liabilities and forward foreign exchange contracts due to the strengthening of the Mexican Peso, resulting in a net negative impact of $5.0 million on a pre-tax basis, or $0.20 per share on a tax-effected basis, as detailed in Exhibit 1.

The net loss for the prior-year period was impacted by items totaling approximately $10.1 million on a pre-tax basis, or $0.41 per share on a tax-effected basis, as detailed in Exhibit 1.  As previously announced, the company has decided to eliminate its reporting of certain non-GAAP financial measures.  For information about items that impacted the results for the fiscal first quarter, see Exhibits 1 through 3.

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Motorcar Parts of America, Inc.
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“Notwithstanding the sharp drop in demand in April due to the global pandemic, the rebound of demand for our products for the balance of the quarter was better than expected -- reflecting sequential gains in monthly sales, with June exceeding the prior year,” said Selwyn Joffe, chairman, president and chief executive officer of Motorcar Parts of America.

In addition to the extraordinary decline in April sales, he emphasized results for the fiscal first quarter were also impacted by increases for cost of goods sold and operating expenses related to safety and health initiatives associated with COVID-19 – including incremental costs for personal protection equipment (PPE), increased disinfecting procedures, extraordinary payroll expenses, special work bonuses and non-work payments to vulnerable personnel. These items impacted results for the quarter by approximately $2.3 million on a pre-tax basis, or $0.09 per share on a tax-effected basis.  In addition, results for the first fiscal quarter were further impacted by higher costs of production due to lower production volumes.

Notwithstanding lower year-over year sales for the quarter, cash generated from operating activities was $22.4 million during the three months ended June 30, 2020.

Gross profit for the fiscal 2021 first quarter was $13.4 million compared with $17.6 million a year earlier.  Gross profit as a percentage of net sales for the fiscal 2021 first quarter was 14.0 percent compared with 16.1 percent a year earlier.

Adjusted gross profit for the fiscal 2021 first quarter was $17.5 million compared with $22.6 million a year ago. Adjusted gross profit as a percentage of net sales for the three months was 18.4 percent compared with 20.7 percent a year earlier, as detailed in Exhibit 2.

Gross profit and adjusted gross profit as a percentage of net sales for the fiscal 2021 first quarter were further negatively impacted by 3.5 percent, comprised of COVID-19-related expenses impacting cost of goods sold of $1.8 million or 1.9 percent as described above, and 1.6 percent due to non-cash core buyback premium amortization and return accruals related to new business as detailed in Exhibit 2.  Additionally, gross profit and adjusted gross profit for the fiscal 2021 first quarter were impacted by higher costs of production due to lower production volumes.

Gross profit and adjusted gross profit as a percentage of net sales for the prior-year period were also impacted by several items as detailed in Exhibit 2, totaling 2.5 percent.

FISCAL 2021 OUTLOOK

After record sales and a strong end to fiscal 2020, April brought a sharp decrease in demand, as home sheltering took effect across the country.  As previously reported, the company implemented a variety of safety and cost-savings initiatives commencing in March to proactively address the crisis without compromising its position when demand resumed.

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Motorcar Parts of America, Inc.
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“Despite strong sales activity in June and July, and favorable industry reports indicating that sales of hard parts are gaining momentum, the company believes it is still not prudent to provide annual sales and gross margin guidance for fiscal 2021.

“As I stated in our fiscal year-end release, our industry is resilient, and we are continuing to execute our strategic plans for growth and profitability.  We are guardedly optimistic about the near- and long-term opportunities as an essential supplier in the $125 billion hard parts industry and look forward to a recovery from this global crisis,” Joffe said.

Use of Non-GAAP Measures

This press release includes the following non-GAAP measures - adjusted gross profit, adjusted gross margin and EBITDA, which are not measures of financial performance under GAAP, and should not be considered as alternatives to gross profit, gross profit margin or net loss as a measure of financial performance.  The company believes these non-GAAP measures, when considered together with the corresponding GAAP measures, provide useful information to investors and management regarding financial and business trends relating to the company’s results of operations.  However, these non-GAAP measures have significant limitations in that they do not reflect all the costs and other items associated with the operation of the company’s business as determined in accordance with GAAP.  In addition, the company’s non-GAAP measures may be calculated differently and are therefore not comparable to similar measures by other companies.  Therefore, investors should consider non-GAAP measures in addition to, and not as a substitute for, or superior to, measures of financial performance in accordance with GAAP.  For a reconciliation of adjusted gross profit, adjusted gross margin and EBITDA to their corresponding GAAP measures, see the financial tables included in this press release.  Also, refer to our Form 8-K to which this release is attached, and other filings we make with the SEC, for further information regarding these measures.

Teleconference and Web Cast

Selwyn Joffe, chairman, president and chief executive officer, and David Lee, chief financial officer, will host an investor conference call today at 10:00 a.m. Pacific time to discuss the company’s financial results and operations.

The call will be open to all interested investors either through a live audio Web broadcast at www.motorcarparts.com or live by calling (833)-968-1924 (domestic) or (825)-312-2355 (international).  For those who are not available to listen to the live broadcast, the call will be archived on Motorcar Parts of America’s website www.motorcarparts.com.  A telephone playback of the conference call will also be available from approximately 1:00 p.m. Pacific time on August 10, 2020 through 8:59 p.m. Pacific time on August 17, 2020 by calling (800)-585-8367 (domestic) or (416)-621-4642 (international) and using access code: 4547117.

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Motorcar Parts of America, Inc.
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About Motorcar Parts of America, Inc.

Motorcar Parts of America, Inc. is a remanufacturer, manufacturer and distributor of automotive aftermarket parts -- including alternators, starters, wheel bearing and hub assemblies, brake calipers, brake master cylinders, brake power boosters, rotors, brake pads and turbochargers utilized in imported and domestic passenger vehicles, light trucks and heavy-duty applications.  In addition, the company designs and manufactures test solutions for performance, endurance and production testing of electric motors, inverters, alternators, starters, and belt starter generators for the OE, aerospace, and aftermarket. Motorcar Parts of America’s products are sold to automotive retail outlets and the professional repair market throughout the United States, Canada and Mexico, with facilities located in California, New York, Mexico, Malaysia, China and India, and administrative offices located in California, Tennessee, Mexico, Singapore, Malaysia and Canada.  Additional information is available at www.motorcarparts.com.

The Private Securities Litigation Reform Act of 1995 provides a “safe harbor” for certain forward-looking statements. The statements contained in this press release that are not historical facts are forward-looking statements based on the company’s current expectations and beliefs concerning future developments and their potential effects on the company. These forward-looking statements involve significant risks and uncertainties (some of which are beyond the control of the company) and are subject to change based upon various factors.  Reference is also made to the Risk Factors set forth in the company’s Form 10-K Annual Report filed with the Securities and Exchange Commission (SEC) in June 2020 and in its Forms 10-Q filed with the SEC for additional risks and uncertainties facing the company. The company undertakes no obligation to publicly update or revise any forward-looking statements, whether as the result of new information, future events or otherwise.

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(Financial tables follow)

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MOTORCAR PARTS OF AMERICA, INC. AND SUBSIDIARIES
Consolidated Statements of Operations
(Unaudited)

	Three Months Ended June 30,
	2020	2019

Net sales	$95,356,000	$109,148,000
Cost of goods sold	81,969,000	91,565,000
Gross profit	13,387,000	17,583,000
Operating expenses:
General and administrative	6,870,000	12,000,000
Sales and marketing	4,200,000	4,919,000
Research and development	1,942,000	2,372,000
Total operating expenses	13,012,000	19,291,000
Operating income (loss)	375,000	(1,708,000)
Interest expense, net	4,409,000	6,173,000
Loss before income tax benefit	(4,034,000)	(7,881,000)
Income tax benefit	(1,022,000)	(1,730,000)

Net loss	$(3,012,000)	$(6,151,000)
Basic net loss per share	$(0.16)	$(0.33)
Diluted net loss per share	$(0.16)	$(0.33)

Weighted average number of shares outstanding:
Basic	18,976,178	18,822,178
Diluted	18,976,178	18,822,178

MOTORCAR PARTS OF AMERICA, INC. AND SUBSIDIARIES
Consolidated Balance Sheets

	June 30, 2020	March 31, 2020
ASSETS	(Unaudited)
Current assets:
Cash and cash equivalents	$27,464,000	$49,616,000
Short-term investments	1,061,000	850,000
Accounts receivable — net	66,138,000	91,748,000
Inventory	241,253,000	234,680,000
Contract assets	30,024,000	20,332,000
Prepaid expenses and other current assets	14,658,000	11,890,000
Total current assets	380,598,000	409,116,000
Plant and equipment — net	46,311,000	44,957,000
Operating lease assets	68,729,000	53,029,000
Long-term deferred income taxes	18,578,000	18,950,000
Long-term contract assets	234,735,000	239,540,000
Goodwill and intangible assets — net	9,373,000	9,598,000
Other assets	1,676,000	1,839,000
TOTAL ASSETS	$760,000,000	$777,029,000
LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable and accrued liabilities	$101,901,000	$95,083,000
Customer finished goods returns accrual	27,595,000	25,326,000
Contract liabilities	34,718,000	27,911,000
Revolving loan	112,000,000	152,000,000
Other current liabilities	7,047,000	9,390,000
Operating lease liabilities	6,249,000	5,104,000
Current portion of term loan	3,678,000	3,678,000
Total current liabilities	293,188,000	318,492,000
Term loan, less current portion	19,543,000	20,462,000
Long-term contract liabilities	90,125,000	92,101,000
Long-term deferred income taxes	73,000	79,000
Long-term operating lease liabilities	74,426,000	61,425,000
Other liabilities	10,544,000	8,950,000
Total liabilities	487,899,000	501,509,000
Commitments and contingencies
Shareholders’ equity:
Preferred stock; par value $.01 per share, 5,000,000 shares authorized; none issued	-	-
Series A junior participating preferred stock; par value $.01 per share, 20,000 shares authorized; none issued	-	-
Common stock; par value $.01 per share, 50,000,000 shares authorized;19,002,333 and 18,969,380 shares issued and outstanding at June 30, 2020 and March 31, 2020, respectively	190,000	190,000
Additional paid-in capital	219,437,000	218,581,000
Retained earnings	61,105,000	64,117,000
Accumulated other comprehensive loss	(8,631,000)	(7,368,000)
Total shareholders’ equity	272,101,000	275,520,000
TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$760,000,000	$777,029,000

Additional Information and Non-GAAP Financial Measures

To supplement the consolidated financial statements presented in accordance with U.S. generally accepted accounting principles (“GAAP”), the company has included the following additional information and non-GAAP financial measures for the three months ended June 30, 2020 and 2019.  Among other things, the company uses such additional information and non-GAAP adjusted financial measures in addition to and together with corresponding GAAP measures to help analyze the performance of its business.

The company believes this information helps provide a more complete understanding of the company’s results of operations and the factors and trends affecting the company’s business. However, this information should be considered as a supplement to, and not as a substitute for, or superior to, information contained in the company’s financial statements prepared in accordance with GAAP.    In addition, the company’s non-GAAP measures may be calculated differently and are therefore not comparable to similar measures by other companies.

The company defines EBITDA as earnings before interest, taxes, depreciation, and amortization.  The Company is no longer disclosing an Adjusted EBITDA financial measure and is instead providing information about items that could affect EBITDA.  A reconciliation of EBITDA to net loss is provided below along with information regarding such items.

Items Impacting Net Loss for the Three Months Ended June 30, 2020 and 2019	Exhibit 1

	Three Months Ended June 30,
	2020		2019
	$	Per Share	$	Per Share
GAAP net loss	$(3,012,000)	$(0.16)	$(6,151,000)	$(0.33)

Items impacting net loss
COVID-related expenses (a)	2,295,000	$0.12	-	-
Customer allowances, return accruals and changeover costs (b) related to new business, net of costs	307,000	0.02	212,000	0.01
Core buy-back premium amortization	1,223,000	0.06	1,108,000	0.06
Impact of tariff costs before being passed through to customers	-	-	1,067,000	0.06
Loss in connection with a cancelled contract	-	-	426,000	0.02
New product line start-up costs and transition expenses (c)	3,586,000	0.19	1,914,000	0.10
Revaluation - cores on customers’ shelves	1,384,000	0.07	4,564,000	0.24
Acquisition costs, earn-out accruals and severance	(7,000)	(0.00)	373,000	0.02
Share-based compensation expenses	1,043,000	0.05	988,000	0.05
Mark-to-market gains	(4,817,000)	(0.25)	(537,000)	(0.03)
Tax effect (d)	(1,254,000)	(0.07)	(2,529,000)	(0.13)

(a) Consists of $1,840,000 included in cost of goods sold and $455,000 included in operating expenses for the three months ended June 30, 2020.
(b) Includes changeover costs related to new business of $112,000 recorded in operating expenses for the three months ended June 30, 2019.
(c) Consists of $3,301,000 included in cost of goods sold and $285,000 included in operating expenses for the three months ended June 30, 2020 and $1,354,000 included in cost of goods sold and $560,000 included in operating expenses for the three months ended June 30, 2019.
(d) Tax effect is calculated by applying an income tax rate of 25.0% to items listed above; this rate may differ from the period’s actual income tax rate.
Historically, the company calculated the tax impact by applying an income tax rate of 25.0% to adjusted pre-tax income; if calculated on that basis, the tax effect would have been ($2,289,000) or ($0.12) per share for three months ended June 30, 2019.

Items Impacting Gross Profit for the Three Months Ended June 30, 2020 and 2019	Exhibit 2

	Three Months Ended June 30,
	2020		2019
	$	Gross Margin	$	Gross Margin
GAAP gross profit	$13,387,000	14.0%	$17,583,000	16.1%
Adjustments:
New product line start-up costs and transition expenses	3,301,000	3.5%	1,354,000	1.2%
Revaluation - cores on customers’ shelves	1,384,000	1.5%	4,564,000	4.2%
Income related to under return of cores	(550,000)	-0.6%	(864,000)	-0.8%
Total adjustments	4,135,000	4.3%	5,054,000	4.6%
Adjusted gross profit	$17,522,000	18.4%	$22,637,000	20.7%

Other items not adjusted
COVID-related expenses	1,840,000	1.9%	-	-
Customer allowances, return accruals and changeover costs related to new business, net of costs	307,000	0.3%	100,000	0.1%
Core buy-back premium amortization	1,223,000	1.3%	1,108,000	1.0%
Impact of tariff costs before being passed through to customers	-	-	1,067,000	1.0%
Loss in connection with a cancelled contract	-	-	426,000	0.4%

Items Impacting EBITDA for the Three Months Ended June 30, 2020 and 2019	Exhibit 3

	Three Months Ended June 30,
	2020	2019
GAAP net loss	$(3,012,000)	$(6,151,000)
Interest expense, net	4,409,000	6,173,000
Income tax benefit	(1,022,000)	(1,730,000)
Depreciation and amortization	2,551,000	2,379,000
EBITDA	$2,926,000	$671,000

Items impacting EBITDA
COVID-related expenses	2,295,000	-
Customer allowances, return accruals and changeover costs related to new business, net of costs	307,000	212,000
Core buy-back premium amortization	1,223,000	1,108,000
Impact of tariff costs before being passed through to customers	-	1,067,000
Loss in connection with a cancelled contract	-	426,000
New product line start-up costs and transition expenses (a)	3,496,000	1,850,000
Revaluation - cores on customers’ shelves	1,384,000	4,564,000
Acquisition costs, earn-out accruals and severance	(7,000)	373,000
Share-based compensation expenses	1,043,000	988,000
Mark-to-market gains	(4,817,000)	(537,000)

(a) Excludes depreciation, which is included in the depreciation and amortization line item.